UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 31, 2024

ARES MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067
(Address of principal executive office) (Zip Code)
(310) 201-4100
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2024, Ares Management Corporation (the “Company”) entered into agreements (each, an “Incentive Fee Agreement”) with Michael J Arougheti, Co-Founder, Chief Executive Officer and President of the Company, R. Kipp deVeer, head of the Company’s Credit Group, and certain other senior professionals in the Company’s Credit Group to grant such professionals an aggregate of 1.6 million restricted units (“RSUs”) in exchange for a reduction in their respective allocations of certain incentive fees (the “Incentive Fee Allocations”) in 2024. The grants include 400,000 RSUs for each of Messrs. Arougheti and deVeer.

A recipient’s right to receive Incentive Fee Allocations pursuant to the Incentive Fee Agreements is generally subject to such recipient’s continued employment through the delivery date, subject to certain continuing rights in the event of such recipient’s qualifying departure (including a termination without cause, resignation with or without good reason or death or disability, as applicable, each as defined in the applicable Incentive Fee Agreement). The Incentive Fee Agreements also contain certain restrictive covenants, including a covenant not to compete, a client non-solicit, and an employee non-solicit, among others.

The RSUs granted in connection with the Incentive Fee Agreements were granted under RSU Agreements (each an “RSU Agreement”) in accordance with the Ares Management Corporation 2023 Equity Incentive Plan. Each RSU represents the right to receive one share of the Company’s Class A Common Stock (a “Share”) upon vesting. The RSUs vest in four equal installments on June 30 of each of 2026, 2027, 2028 and 2029, generally subject to the applicable recipient’s continued service through the applicable vesting date.

The Incentive Fee Agreements provide the Company the right, but not the obligation, to further reduce the recipient’s Incentive Fee Allocations. In exchange for any such reduction in 2025, the Company may grant up to an aggregate of 1.0 million additional RSUs and in exchange for any such reduction in 2026, the Company may grant up to an aggregate of 800,000 additional RSUs.  If such RSUs are issued in 2025, they will vest in four equal installments on June 30 of each of 2026, 2027, 2028 and 2029 and if such RSUs are issued in 2026, they will vest in three equal installments on June 30 of each of 2027, 2028 and 2029, in each case generally subject to the applicable recipient’s continued service through the applicable vesting date.

Any Shares that are issued in settlement of the RSUs prior to June 30, 2029 will be subject to a lock-up restriction, which will cease to apply to equal installments of Shares on each anniversary of the applicable vesting date through June 30, 2029.

The above description of the material terms of the Incentive Fee Agreements and the RSU Agreements is qualified in its entirety by reference to the full text of the form of Incentive Fee Agreement and form of RSU Agreement, each of which the Company expects to file as an exhibit to its next periodic report filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION
Dated: February 2, 2024
	By:	/s/ Jarrod Phillips
	Name:	Jarrod Phillips
	Title:	Chief Financial Officer (Principal Financial & Accounting Officer)

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